EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated January 24, 1996, on the financial statements and supporting schedule and exhibit of GTE Southwest Incorporated included in this Form 10-K, into the Registration Statement filed on Form S-3 (File No. 33-64795).


Dallas, Texas
March 28, 1996
                                                           ARTHUR ANDERSEN LLP